UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report – October 22, 2008

CHEMOKINE THERAPEUTICS CORP.

(Exact name of registrant as specified in charter)

Delaware	000-51080	33-0921251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1727 West Broadway, Suite 400 Vancouver, British Columbia	V6J 4S5
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 738-6644

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On October 22, 2008, Chemokine Therapeutics Corp. (the “Company”) issued a press release announcing the engagement of Boenning & Scattergood Inc. as its exclusive advisor to assist the Company in the implementation of previously announced strategic financial initiatives.

A copy of the press release is attached as exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 22, 2008	Chemokine Therapeutics Corp., a Delaware corporation By: /s/ Walter Korz Walter Korz, President & Chief Executive Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE	TSX: CTI & OTCBB: CHKT

CHEMOKINE THERAPEUTICS ENGAGES INVESTMENT BANKER

Vancouver, BC (October 22, 2008) – Chemokine Therapeutics Corp. (the “Company”) (TSX:CTI, OTCBB:CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, and vascular diseases, today announces the engagement of  Boenning & Scattergood Inc. as its exclusive advisor to assist the Company in the implementation of previously announced strategic financial initiatives.

Boenning and Scattergood investment banking team will immediately begin work with the Company on key initiatives already underway including implementation of a capital raise and the evaluation of strategic alternatives designed to enhance shareholder value that include merger, sale, licensing, and partnership transactions. The firm will work closely with management and the recently engaged consultant, Mr. Denmar Dixon, who is overseeing the implementation of the strategic initiatives.

“Chemokine has evaluated a number of potential investment banking institutions and I am pleased to have such a reputable firm engaged to assist the Company through the implementation of our strategic initiatives.  We were clear that we were going to accelerate our process and the engagement of Boenning and Scattergood is a major step in achieving our goal,” stated Walter Korz, President and Chief Executive Officer. “Chemokine is currently considering a range of options to enhance shareholder value and allow the continued development of CTCE-9908 and CTCE-0214. Chemokine is looking forward to working with Boenning & Scattergood to meet our short and long term strategic objectives.”

About Boenning & Scattergood Inc.

Founded in 1914, Philadelphia based Boenning & Scattergood, Inc. is one of the oldest independent securities, asset management and investment banking firms in the region, providing individual, institutional, corporate and municipal clients a full compliment of financial services. Their expertise is in serving the needs of privately held and publicly traded companies by offering tailored solutions for mergers & acquisitions, strategic partnerships and raising capital.  Boenning & Scattergood’s Healthcare investment banking team has extensive transaction experience within the Life Sciences sector with a specific focus on development and market stage biotechnology and pharmaceutical companies.  The Managing Directors of Boenning & Scattergood have extensive experience, having completed over 200 transactions with a total transaction value of over $50 billion.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drug candidates in the field of chemokines.  Chemokines are a class of signaling proteins that play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection as well as tissue repair and regeneration.  Chemokines also have an important role in cancer metastasis and growth. Chemokine Therapeutics is a leader in research in the field of chemokines and has several products in various stages of development.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the Company’s ability to raise additional funding and the potential dilutive effects thereof, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

 For further information contact:

Chemokine Therapeutics Corp. Mr. Don Evans Vice President, Corporate Communications Phone: (604) 738-6643 or 1-888-822-0305 Fax: (604) 738-6645 E-mail: devans@chemokine.net Internet: www.chemokine.net